Exhibit 99.2

AEYE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	June 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,226	$15,275
Accounts receivable, net	138	156
Inventories, net	4,468	2,655
Prepaid and other current assets	1,711	1,396

Total current assets	17,543	19,482
Property and equipment—Net	4,697	4,865
Restricted cash	2,150	1,222
Other noncurrent assets	3,890	316

Total assets	$28,280	$25,885

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	4,782	1,807
Accrued expenses and other current liabilities	6,048	3,356
Deferred revenue (including $200 from related parties)	272	660
Convertible notes	37,759	29,079
Borrowing - net of issuance costs, current portion	11,334	2,693

Total current liabilities	60,195	37,595
Deferred rent, noncurrent	3,333	3,631
Borrowings - net of issuance costs, noncurrent	1,242	2,884

Total liabilities	$64,770	$44,110

COMMITMENTS AND CONTINGENCIES (Note 15)
STOCKHOLDERS’ DEFICIT:

Preferred stock—$0.00001 par value: 17,500,000 shares authorized at June 30, 2021 and December 31, 2020 ; 16,383,725 shares issued and outstanding at June 30, 2021 and December 31, 2020 ; aggregate liquidation preference of $63,162 at June 30, 2021 and December 31, 2020	62,639	62,639

Common stock—$0.00001 par value: 37,500,000 shares authorized at June 30, 2021 and December 31, 2020 ; 10,886,441 and 10,838,010 shares issued and outstanding at June 30, 2021 and December 31, 2020	—	—
Additional paid-in capital	10,239	5,920

Accumulated deficit	(109,368)	(86,784)
Total stockholders’ deficit	(36,490)	(18,225)

Total liabilities and stockholders’ deficit	$28,280	$25,885

The accompanying notes are an integral part of these condensed consolidated financial statements

AEYE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share data)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
REVENUE:
Prototype sales (including $141 and $161 thousand from related parties for the three and six months ended June 30, 2021, respectively)	$228	$—	$461	$63
Development contracts (including $500 thousand from related parties for the three and six months ended June 30, 2021)	519	—	615	100

Total revenues	747	—	1,076	163

Cost of revenue	454	36	1,071	147

Gross (loss) profit	293	(36)	5	16
OPERATING EXPENSES:
Research and development	5,726	3,423	11,562	7,960
Sales and marketing	1,911	640	3,498	1,938
General and administrative	4,750	1,505	7,760	3,212

Total operating expenses	12,387	5,568	22,820	13,110

LOSS FROM OPERATIONS	(12,094)	(5,604)	(22,815)	(13,094)

OTHER INCOME (EXPENSE):
Change in fair value of embedded derivative liability and warrant liability	(16)	(1,519)	(119)	(82)
Gain on PPP loan forgiveness	2,297	—	2,297	—
Interest income	2	2	5	13
Interest expense	(1,264)	(381)	(1,952)	(554)

Total other income (expense), net	1,019	(1,898)	231	(623)

Provision for income tax expense	—	—	—	—

NET LOSS AND COMPREHENSIVE LOSS	$(11,075)	$(7,502)	$(22,584)	$(13,717)

PER SHARE DATA
Net loss per common share (basic and diluted)	(1.02)	(0.66)	(2.08)	(1.21)
Weighted average common shares outstanding (basic and diluted)	10,884,301	11,316,842	10,868,166	11,304,295

The accompanying notes are an integral part of these condensed consolidated financial statements.

AEYE, INC. & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

Three and Six Months Ended June 30, 2021 and 2020

(In thousands, except share and per share data)

(Unaudited)

	Preferred Stock		Common Stock		Additional Paid in Capital	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount (1)
BALANCE—December 31, 2019	16,383,725	$62,639	11,283,838	$—	$3,305	$(60,233)	$5,711
Issuance of common stock upon exercise of stock options			21,770		14		14
Convertible notes					10,211		10,211
Stock-based compensation					280		280
Net loss						(6,215)	(6,215)

BALANCE—March 31, 2020	16,383,725	$62,639	11,305,608	$—	$13,810	$(66,448)	$10,001
Issuance of common stock upon exercise of stock options			58,555		68		68
Stock-based compensation					263		263
Convertible notes					(10,211)		(10,211)
Net loss						(7,502)	(7,502)
BALANCE—June 30, 2020	16,383,725	$62,639	11,364,163	$—	$3,930	$(73,950)	$(7,381)

BALANCE—December 31, 2020	16,383,725	$62,639	10,838,010	—	$5,920	$(86,784)	$(18,225)

Issuance of common stock upon exercise of stock options			46,152	—	85		85
Stock-based compensation					1,610		1,610
Net loss						(11,509)	(11,509)
BALANCE—March 31, 2021	16,383,725	$62,639	10,884,162	$—	$7,615	$(98,293)	$(28,039)

Issuance of common stock upon exercise of stock options			2,279	—	4		4
Stock-based compensation			—	—	2,620	—	2,620
Net loss						(11,075)	(11,075)

BALANCE—June 30, 2021	16,383,725	$62,639	10,886,441	$—	$10,239	$(109,368)	$(36,490)

The accompanying notes are an integral part of these condensed consolidated financial statements.

AEYE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, except share and per share data)

(Unaudited)

	Six months ended June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(22,584)	$(13,717)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	498	420
Change in fair value of embedded derivative liability and warrant liability	119	82
Noncash gain on PPP loan forgiveness	(2,297)	—
Stock-based compensation	4,230	543
Amortization of issuance costs	437	32
Amortization of debt issuance costs	543	282
Other	189	(23)
Changes in operating assets and liabilities:
Accounts receivable	18	(484)
Inventories, net	(1,813)	(754)
Prepaids and other current assets	(316)	3,013
Other noncurrent assets	(144)	104
Accounts payable	1,513	(150)
Accrued expenses and other current liabilities	1,953	185
Deferred rent, noncurrent	(297)	(242)
Deferred revenue	(388)	704

Net cash provided by (used in) operating activities	$(18,339)	$(10,005)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(245)	(3,914)

Net cash provided by (used in) investing activities	$(245)	$(3,914)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of stock options	$89	$82
Proceeds from the issuance of convertible notes	8,045	10,376
Proceeds from SVB financing facility	10,000	2,270
Principal payments for SVB credit facility	(667)	(445)
Payments of deferred financing costs	(1,287)	—
Payment of debt issuance costs	(717)	(54)

Net cash provided by (used in) financing activities	$15,463	$12,229

NET (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(3,121)	(1,690)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—Beginning of period	16,497	8,205
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—Ending	$13,376	$6,515
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	142	98
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Property and equipment additions included in accounts payable and accrued liabilities	85	—
Deferred financings costs included in accounts payable and accrued liabilities	2,143	—
Noncash gain on extinguishment of debt related to PPP loan	2,297	—

The accompanying notes are an integral part of these condensed consolidated financial statements.

AEYE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share data or otherwise stated)

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

AEye, Inc. and subsidiaries (the “Company” or “AEye”), a Delaware corporation, was formed on February 15, 2013. US LADAR, Inc., AEye International, Ltd. and AEye Germany GmbH wholly owned subsidiaries were established, July 27, 2015, June 19, 2018 and December 13, 2019, respectively. AEye International IP, LLC a Delaware LLC was formed on June 14, 2019 and is a wholly owned subsidiary of AEye International, Ltd. Substantially, all the Company’s operations since formation have been conducted through the AEye, Inc. legal entity.

AEye is a provider of high-performance, active LiDAR systems for vehicle autonomy, advanced driver-assistance systems (ADAS), and robotic vision applications. AEye’s software-definable iDAR™ (Intelligent Detection and Ranging) platform combines solid-state active LiDAR, an optionally fused low-light HD camera, and integrated deterministic artificial intelligence to capture more intelligent information with less data, enabling faster, more accurate, and more reliable perception.

On February 17, 2021, CF Finance Acquisition Corp. III (Nasdaq: CFAC) (“CF III”), a special purpose acquisition company, announced that it had entered into a Merger Agreement that would result in AEye becoming a wholly owned subsidiary of CF III. Upon consummation of the Merger, CF III will change its name to “AEye, Inc.” An Amendment to the Merger Agreement was entered into on April 30, 2021 which reflects amendments, modifications and additions to certain recitals, definitions, sections and exhibits to the Merger Agreement.

Significant Risks and Uncertainties

The Company is subject to those risks common in the technology industry and also those risks common to early stage companies including, but not limited to, the possibility of not being able to successfully develop or market its products, technological obsolescence, competition, dependence on key personnel and key external alliances, the successful protection of its proprietary technologies, compliance with government regulations, and the possibility of not being able to obtain additional financing when needed.

In December 2019, a novel strain of coronavirus (COVID-19) began to impact the population of China and expanded into a worldwide pandemic during 2020, leading to significant business and supply chain disruptions. While the quarantine, social distancing and other regulatory measures instituted or recommended in response to COVID-19 are expected to be temporary, the duration of the business disruptions, and related financial impact, cannot be estimated at this time. Nevertheless, COVID-19 presents material uncertainty and risk with respect to the Company, its performance, and its financial results and could adversely affect the Company’s financial position and results.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. Following a transaction to merge the Company and a SPAC entity whereas the Company will continue as the surviving corporation, subject to the terms and conditions of an agreed upon merger agreement (the “Business Combination”), the Company has elected to take advantage of the benefits of the extended transition period for new or revised financial accounting standards. This may make it difficult or impossible to compare the Combined Entity’s financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.

Basis of Preparation and Liquidity

The accompanying condensed consolidated financial statements are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include all adjustments necessary to the fair presentation of the Company’s consolidated financial position, results of operations, and cash flows for the period presented under the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial reporting. The accompanying interim unaudited condensed consolidated financial statements and accompanying notes have been prepared in accordance with U.S. GAAP along with instructions to Form 10-Q and Article 10 of SEC Regulation S-X.

The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Accordingly, these condensed consolidation financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2020 and the related notes which provide a more complete discussion of the Company’s accounting policies and certain other information. The information as of December 31, 2020 included on the condensed consolidated balance sheets was derived from the Company’s audited consolidated financial statements. The condensed consolidated financial statements were prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments necessary for a fair statement of the Company’s financial position as of June 30, 2021 and the results of operations and cash flows for the three and six months ended June 30, 2021 and 2020.

Reclassification of prior year presentation

Certain prior year amounts have been reclassified for consistency with the current year presentation. Specifically, Restricted cash is now presented as a separate line item on the condensed consolidated balance sheets and was previously included within other noncurrent assets; certain line items have been consolidated and presented together as deferred financing costs in Note 5 Other noncurrent assets; certain items are now presented as separate line items in Note 10 Interest expense.

Going concern

The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern.

As of June 30, 2021, the Company had cash and cash equivalents of $11,226, an accumulated deficit of $109,368 and net current liabilities of $42,652. During the six months ended June 30, 2021, the Company incurred a net loss of $22,584 and had negative cash flows from operating activities of $18,339.

While the Company is incurring losses and working to achieve profitability, there is sufficient cash on hand to support the next 12 months of operation. As discussed in Note 18 Subsequent Events, the Company effected the close of a merger transaction with CF Finance Acquisition Corp. III on August 16, 2021. As of August 21, 2021, the Company has received approximately $256,800, before expenses, from the transaction, which alleviates the uncertainty in obtaining financing to meet the Company’s needs.

Use of Estimates—The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include the useful lives of fixed assets; the valuation of deferred tax assets, fixed assets, inventory, investments, embedded derivative, fair value of common stock, and share-based compensation.

Segment Reporting—We manage our business on the basis of one reportable and operating segment. Operating segments are defined as, components of an enterprise which separate financial information, is evaluated regularly by the chief operating decision maker, which is our Chief Executive Officer (“CEO”). The CEO decides how to allocate resources and assesses the Company’s performance based upon condensed consolidated financial information. All of our sales were made to customers (in USD) located in the United States, Europe, and Asia through AEye, Inc., and all property and equipment is located in the United States.

Concentration of Credit Risk—Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents with major financial institutions, which management assesses to be of high credit quality, to limit the exposure of each investment.

The Company’s accounts receivables are derived from customers located in the U.S, Europe and Asia. The Company mitigates its credit risks by performing ongoing credit evaluations of its customers’ financial conditions and requires customer advance payments in certain circumstances. The Company generally does not require collateral.

The Company’s concentration of risk related to accounts receivable and accounts payable was determined by evaluating the number of customers and vendors accounting for 10% or more of accounts receivable (AR) and accounts payable (AP). As of the six months June 30, 2021, AEye had two customers accounting for 10% or more of AR and two vendors accounting for 10% or more of AP. As of December 31, 2020, AEye had four customers accounting for 10% or more of AR and three vendors accounting for 10% or more of AP. For the three months and six months ended June 30, 2021 , AEye had two and three customers accounting for 10% or more of revenue, respectively. For the three and six months ended June 30, 2020, AEye had zero and three customers accounting for 10% or more of revenue, respectively.

Recently Issued Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2016-02, Leases (Topic 842) (ASU 2016-02), which supersedes FASB Accounting Standards Codification Topic 840, Leases (Topic 840), and provides principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. Among its provisions, this standard requires lessees to recognize right-of-use assets and lease liabilities on the balance sheets for operating leases, and also requires additional qualitative and quantitative disclosures about lease arrangements, with a limited exception for short-term leases. In June 2020, the FASB issued ASU 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842): Effective Dates for Certain Entities, which deferred the effective date of ASU 2016-02. As a result, ASU 2016-02 is now effective for smaller reporting companies for fiscal years beginning after December 15, 2021. In 2020, the Company planned to adopt the new standard as of January 1, 2021. Upon planning for the adoption of the new standard, the company determined additional time would better prepare the Company in considering and addressing the technical implications of the adoption. The Company revised its plans to adopt Topic 842 on January 1, 2022. The Company is currently evaluating the impact this standard will have on its consolidated financial statements and related disclosures. The adoption of this standard will require the recognition of a right-of-use asset and lease liability on the Company’s condensed consolidated balance sheets.

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments, which has subsequently been amended by ASU No. 2018-19, ASU No. 2019-04, ASU No. 2019-05, ASU No. 2019-10 and ASU No. 2019-11. The objective of the guidance in ASU 2016-13 is to allow entities to recognize estimated credit losses in the period that the change in valuation occurs. ASU 2016-13 requires an entity to present financial assets measured on an amortized cost basis on the balance sheet net of an allowance for credit losses. Available for sale and held to maturity debt securities are also required to be held net of an allowance for credit losses. For public business entities, this standard is effective for fiscal years beginning after December 15, 2019. For smaller reporting companies, the standard is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact this standard will have on its consolidated financial statements and related disclosures and will adopt the guidance in the first quarter of fiscal 2023 as permitted for smaller reporting companies.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. This standard simplifies the accounting for income taxes by, among other things, eliminating certain exceptions related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. ASU 2019-12 is effective for public business entities for fiscal years beginning after December 15, 2020, with early adoption permitted. Upon adoption, the Company must apply certain aspects of this standard retrospectively for all periods presented while other aspects are applied on a modified retrospective basis through a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. The Company is currently evaluating the impact this standard will have on its consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity. This standard amends the accounting treatment for convertible instruments. For smaller reporting companies, the amendments are effective for fiscal years beginning after December 15, 2023. The Company is currently evaluating the impact this standard will have on its consolidated financial statements.

2.	FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities is determined in accordance with the fair value hierarchy established in FASB ASC Topic 820, Fair Value Measurements and Disclosures. ASC Topic 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The fair value hierarchy of ASC Topic 820 requires an entity to maximize the use of observable inputs when measuring fair value and classifies those inputs into three levels:

Level 1—Observable inputs, such as quoted prices in active markets

Level 2—Inputs, other than the quoted prices in active markets, which are observable either directly or indirectly or pricing based on quoted prices for similar assets or liabilities.

Level 3—Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions

The Company’s financial assets and liabilities include cash equivalents. Cash equivalents in the form of money market funds are recorded at fair value. The Company classifies its cash equivalents within Level 1, as it uses quoted market prices.

Our financial instruments that are not re-measured at fair value include accounts receivable, accounts payable, accrued and other current liabilities, convertible notes and long-term debt. The carrying values of these financial instruments approximate their fair values.

Financial assets and liabilities measured at fair value on a recurring basis as:

	As of June 30, 2021
	(unaudited)
	Level 1	Level 2	Level 3	Total
Liabilities
Warrant liability	$—	$—	$229	$229

Total financial liabilities	$—	$—	$229	$229

	December 31, 2020
	Level 1	Level 2	Level 3	Total
Liabilities
Warrant liability	$—	$—	$93	$93
Embedded derivative liability	$—	$—	$17	$17

Total financial liabilities	$—	$—	$110	$110

The fair value of the redeemable convertible preferred stock warrant liability is based on significant unobservable inputs, which represent Level 3 measurements within the fair value hierarchy. In determining the fair value of the redeemable convertible preferred stock warrant liability, the Company used the Black-Scholes option-pricing model to estimate the fair value using unobservable inputs including the expected term, expected volatility, risk-free interest rate and expected dividend yield (see Note 9).

Warrant Liability - The fair value of the redeemable convertible preferred stock warrant liability is based on significant unobservable inputs, which represent Level 3 measurements within the fair value hierarchy. In determining the fair value of the redeemable convertible preferred stock warrant liability, the Company used the Black-Scholes option-pricing model to estimate the fair value using unobservable inputs including the expected term, expected volatility, risk-free interest rate and expected dividend yield.

Concurrent with entering into the loan and security arrangements with Comerica Bank and Silicon Valley Bank in 2017 and 2019 respectively, the Company issued to the lenders warrants to purchase shares of stock in the Company.

In the case of Comerica Bank, the Company issued a warrant for 7,353 shares of Series A Preferred Stock exercisable at $2.04 a share, with an expiration date of August 17, 2027. These warrants are contingently redeemable and are classified as liabilities in the consolidated balance sheets.

The fair value of the warrants issued was recorded as of the date of initial issuance. As of June 30, 2021, the warrant liability was remeasured with the increase recognized as a loss of $136 within change in fair value of embedded derivative liability and warrant liability in the consolidated statement of operations and comprehensive loss for the six months ended June 30, 2021.

Embedded Derivative Liability - During 2020, the Company entered into a convertible note agreement under which the Company may issue convertible equity instruments (“2020 Notes”). The 2020 Notes contain an embedded redemption feature, which is considered to be a derivative that is required to be separately accounted for at fair value and subsequently remeasured to fair value at each reporting date. The fair value of the embedded derivative liability was estimated using a with and without method. This method isolates the value of the embedded derivative liability by measuring the difference in the host contract’s value with and without the isolated feature. The resulting cash flows are discounted at the Company’s borrowing rate, as adjusted for fluctuations in the market interest rate from the inception of the Company’s comparative borrowings to the reporting date, to measure the fair value of the embedded derivative. The valuation for the conversion portion of the derivative factors in the expected timing and probability of a financing that would result in the conversion of the underlying, plus accrued interest discounted to the financing price per share. The probability and timing of a financing are estimated at each reporting date.

For the six months ended June 30, 2021 and year ended December 31, 2020, there were no transfers between Level 1 and Level 2 inputs. There were no transfers in or out of Level 3 inputs. There were no issuances, purchases, sales or settlements of Level 3 inputs, other than as disclosed below. For the six months ended June 30, 2021, and year ended December 31, 2020, the fair value of the embedded derivative liability was zero and 17 respectively.

The following table presents a summary of the changes in fair value of the Company’s Level 3 financial instruments for the six months ended June 30, 2021:

	Embedded Derivative Liability	Warrant Liability	Total
Balance at December 31, 2020	$17	$93	$110
(Gain) loss in fair value included in other income (expense)	(17)	136	119

Balance at June 30, 2021 (unaudited)	$—	$229	$229

3.	CASH, CASH EQUIVALENTS, AND RESTRICTED CASH

Cash, cash equivalents (which consists entirely of money market funds) and restricted cash (which is presented within other noncurrent assets in the condensed consolidated balance sheets) consist of the following as of June 30, 2021 and the year ended December 31, 2020:

	June 30, 2021	December 31, 2020
	(unaudited)
Cash and cash equivalents	$11,226	$15,275
Restricted cash	2,150	1,222

Total cash, cash equivalents, and restricted cash	$13,376	$16,497

4.	INVENTORIES

Inventory, net of write-downs, as of June 30, 2021 and December 31, 2020 were as follows:

	June 30, 2021	December 31, 2020
	(unaudited)
Raw materials	$1,662	$1,123
Work in-process	2,499	1,337
Finished goods	307	195

Total inventory, net	$4,468	$2,655

Total inventory balance as of June 30, 2021 and December 31, 2020 includes a reserve to reduce inventories to net realizable value of $419 and $273, respectively.

5.	OTHER NONCURRENT ASSETS

Other noncurrent assets as of June 30, 2021 and December 31, 2020 were as follows:

	June 30, 2021	December 31, 2020
	(unaudited)
Deferred financing costs	$3,719	$289
Other noncurrent assets	171	27

Total other noncurrent assets	$3,890	$316

Deferred financing costs primarily includes deferred incremental transactions costs.

6.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities as of June 30, 2021 and December 31, 2020 were as follows:

	June 30, 2021	December 31, 2020
	(unaudited)
Payroll liabilities	$1,673	$1,014
Accrued interest	938	391
Accrued purchases and other	2,862	1,406
Deferred rent - current portion	575	545

Accrued expenses and other current liabilities	$6,048	$3,356

7.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net as of June 30, 2021 and December 31, 2020 consists of the following:

	June 30, 2021	December 31, 2020
	(unaudited)
Lab and testing equipment	$751	$625
Computers and related equipment	328	218
Office furniture and equipment	338	338
Vehicles	205	165
Leasehold improvements	4,709	4,709
Construction in progress	54	—

Total property and equipment	6,385	6,055
Less accumulated depreciation and amortization	(1,688)	(1,190)

Property and equipment—net	$4,697	$4,865

Depreciation and amortization expense related to property and equipment amounted to $498 and $253 recognized within research and development, sales and marketing, and general and administrative expenses within the condensed consolidated statements of operations and comprehensive loss for the six months ended June 30, 2021 and for the three months ended June 30, 2021, respectively. Depreciation and amortization expense were $420 and $268 for the six months ended June 30, 2020 and for the three months ended June 30, 2020, respectively. Disposals of property and equipment were not material for the three and six months ended June 30, 2021 and the year ended December 31, 2020.

8.	BORROWINGS

Silicon Valley Bank Financing Facility

On April 26, 2021, the Company entered into a loan and security agreement (the “Agreement”) with an affiliate of Silicon Valley Bank (“SVB” or the “Lender”) in connection with the non-binding term sheet for a financing facility of up to $10,000 entered into on March 18, 2021. Under the Agreement, the Lender shall make a term loan advance to the Company of $4,000. Subject to the terms and conditions of the Agreement, and upon the Company’s request, the Lender shall make one term loan advance to the Company of $6,000. The interest rate on the term loan advance is calculated at 8% per annum and payable monthly, in arrears. Upon entering the agreement, the $4,000 was drawn. On May 13, 2021, the additional $6,000 was drawn and the loan balance at June 30, 2021 for this facility was $10,000. The principal and interest are due at maturity, which is the earlier of closing of a SPAC transaction or August 1, 2021, unless the term loan maturity date extension condition is met prior to August 1, 2021.

As discussed in Note 18, the Company met the conditions to extend the term loan maturity date to October 26, 2021.

The term loans also contain certain reporting and negative covenants. The reporting covenants include the delivery of audited financial statements within 180 days of year end, among other things. The negative covenants prohibit the Company from engaging in certain activities, such as an acquisition without the Lender’s prior consent. The Company is not in default on any covenants. The balance of the financing facility, including interest, was repaid on August 20, 2021 as discussed in Note 18 Subsequent events.

Silicon Valley Bank Credit Facility

On August 16, 2019, the Company entered into a loan and security agreement with Silicon Valley Bank, which provides for growth capital term loans. Borrowings under this facility are secured by substantially all the Company’s assets, excluding intellectual property. The term loan’s borrowings are subject to certain financial covenants and restrictions. The Company complied with all financial covenants and restrictions as of June 30, 2021 and December 31, 2020.

The growth capital term loan facility is made up of a $4,000 loan amount, which was drawn in December 2019. The Company began repaying the term loan under this facility beginning January 1, 2020 in equal monthly payments of principal, plus accrued interest. The interest rate on the term loan is the greater of (a) the prime rate plus 0.75% and (b) 5.5%. As of June 30, 2021 and December 31, 2020, the rate on the term loan was 5.5%.

On April 20, 2020, the Company entered into a deferral agreement with the Silicon Valley Bank, whereby the payment dates for all monthly principal payments on the term loan falling due after the deferred agreement’s effective date was extended by six months. Therefore, the Company did not make any principal payments for any term loans for the period from May 31, 2020 to December 31, 2020. The Company accounted for this as a debt modification. For the six months ended June 30, 2021, the term loan balance was $2,666.

Payroll Protection Program (PPP) Loan

On June 19, 2021, the Company received notice of the Paycheck Protection Program (PPP) forgiveness payment made to SVB by the Small Business Administration in the amount of $2,270 in principal and $27 in interest. This amount represents the forgiveness of the total PPP loan the Company received in 2020 under the PPP Loan provisions of the CARES act. As of June 30, 2021, there were no amounts outstanding under the PPP loan.

As of June 30, 2021 and December 31, 2020, the Company’s borrowings consisted of:

	June 30, 2021	December 31, 2020
	(unaudited)
Silicon Valley Bank financing facility	$10,000	—
Silicon Valley Bank credit facility	2,666	$3,334
Payroll Protection Program (PPP) Loan	—	2,270
Unamortized debt issuance costs - SVB financing and credit facility	(90)	(27)

Total borrowings, net of issuance costs	$12,567	$5,577

Borrowings - net of issuance costs, current portion	$11,334	$2,693
Borrowings - net of issuance costs, noncurrent portion	1,242	2,884

Total borrowings, net issuance costs	$12,567	$5,577

9.	CONVERTIBLE NOTES

During 2020, the Company entered into various convertible note agreements (“2020 Notes”) under which the Company may issue convertible equity instruments having an aggregate principal amount of up to $40,000, a 3% accruing dividend and a maturity date, extended in July 2021, of October 31, 2021. During 2020 the Company received $30,000 in proceeds related to the 2020 Notes. For the six months ended June 30, 2021, the Company issued an additional $8,045 of convertible notes. There were no new convertible notes issued in the three months ended June 30, 2021.

Pursuant to the terms of the 2020 Notes, upon the closing by the Company of a financing, all outstanding principal and unpaid accrued interest of the 2020 Notes will automatically convert into Company preferred stock sold (the “Next Financing Stock”) at a “conversion price” equal to the lesser of:

(i)	the original issue price per share paid in the Next Financing Stock multiplied by 90%; and

(ii)	the price obtained by dividing $250,000 by the number of outstanding shares of common stock of the Company immediately prior to the Next Financing, as applicable.

At June 30, 2021, the convertible notes balance was comprised of the following:

	June 30, 2021	December 31, 2020
	(unaudited)
Convertible notes - face value	$38,035	$29,990
Unamortized issuance costs	(67)	(175)
Unamortized debt discount	(209)	(753)
Embedded derivative liability	—	17

Convertible notes - current	$37,759	$29,079

The Company recorded out-of-period adjustments in the quarter ended June 30, 2020 to correct amounts originally recorded in the three months ended March 31, 2020 related to (a) an understatement of the loss by $1,479 thousand due to the change in fair value of embedded derivatives and warrants, and (b) $10,211 thousand of convertible equity notes previously included in additional paid-in capital that should have been recorded as a liability. Such out-of-period adjustments are considered immaterial. These matters have no effect on the Company’s financial statements for the year ended December 31, 2020.

As a result of the merger with CF Finance Acquisition Corp. III effected on August 16, 2021, all outstanding principal and unpaid accrued interest of the 2020 Notes were converted to 5,584,308 Company preferred stock immediately prior to closing the transaction and subsequently converted to common stock of the newly combined entity as discussed in Note 18 Subsequent Events.

Embedded Derivative Liability

As outlined in the indenture governing the 2020 Notes, the 2020 Notes are automatically convertible, contingent upon the occurrence of certain events, most notably a financing (a “Next Financing”), defined as the issuance and sale of additional preferred stock (“Financing Stock”). The redemption price is defined as a price per share equal to 90% of the price per share paid by the other purchasers of the Financing Stock sold in the Next Financing. The 2020 Notes are redeemable into the number of shares of Next Financing Stock needed to settle all of the aggregate amount of principal and unpaid interest owed to the holder of such notes, which is based on the ultimate price per share associated with the Financing Stock. Consequently, the 2020 Notes are considered stock settled debt.

This redemption feature embedded in the 2020 Notes is considered to be a derivative that is required to be separately accounted for at fair value and subsequently remeasured to fair value at each reporting date. Accordingly, upon issuance of the 2020 Notes, the Company recognized the fair value associated with the embedded derivative which resulted in an embedded derivative liability of approximately $1,520, with an equal and offsetting debt discount. At June 30, 2021, the Company remeasured the embedded derivative and determined that the fair value was $0. The value of the embedded derivative liability at June 30, 2021 and December 31, 2020 is presented together with the associated convertible notes on the condensed consolidated balance sheet.

Valuation of the Embedded Derivative Liability

The Company determined the fair value of the embedded derivative using an option pricing Monte Carlo simulation model taking into account the probability of change in control occurring and potential repayment amounts and timing of such payments that would result under two scenarios:

Scenario I: If the Company has a liquidation event (sale, merger, IPO of the Company or any event that constitutes a Deemed Liquidation Event) (a “Change of Control”) or a dissolution event before the Next Financing, the instrument will be converted into the Company’s Series B Preferred Stock at the Series B Preferred Stock original issue price (as adjusted for stock splits, antidilution events and the like); currently $6.1923, or the holders of instruments representing a majority (>50%) of the aggregate outstanding principal amount under the instruments, have the option to convert the Instrument to receive 1.5 times the principal amount of the Instrument and accrued dividends.

Scenario II: If the instruments have not converted on or before October 31, 2021, the Company shall pay the principal amount and the accrued dividends on the instrument to the instrument holders.

The option pricing Monte Carlo simulation model was used to estimate the value of the ability to sell the shares back to the Company at a fixed price in the future (i.e., the holder of the 2020 Notes can put the shares and receive the principal and interest payments plus any applicable premiums). The fair value of the embedded derivative was determined using a “with-and-without analysis”, where the value of the 2020 Notes including the embedded derivative is defined as the “with”, and the value of the 2020 Notes excluding the embedded derivative is defined as the “without”.

The following assumptions were made in the Company’s application of the option pricing Monte Carlo simulation model:

•	Beginning Stock Price. The Company’s equity value was estimated based on a third party appraisal, which was understood to reasonably represent the value at the Valuation Date.

•	Term. The time until a financing is raised was estimated by management.

•

Volatility. Since the Company’s stock is not publicly traded, the expected volatilities are based on the historical and implied volatilities of similar companies whose stock prices are publicly available, after considering the industry, stage of life cycle, size, market capitalization, and financial leverage of the other companies.

•	Risk-free Rate. The risk-free rate is consistent with the estimated term until a future funding round.

The following table sets forth the inputs to the option pricing Monte Carlo simulation model that were used to value the embedded derivative:

June 30, 2021 (unaudited)
Time until Event/SPAC (years)	0.13
Volatility of the underlying asset	65.00%
Risk-free rate of interest	10.40%

The Company applied a discount factor to reflect the risks associated with payment. The selected discount rate represents the estimated discount rate where the face value equals fair value as of the original issuance date of February 26, 2020. The implied discount rate for the 2020 Notes was considered reasonable given the cost of equity for the overall business.

10.	INTEREST EXPENSE

Interest expense for the six months ended June 30, 2021 and 2020 consisted of the following:

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
	(unaudited)
Interest on term loan debt	$269	$67	$395	$130
Interest on PPP loan	5	4	11	4
Interest on convertible note	288	78	566	106
Amortization of issuance costs	426	15	437	32
Amortization of debt discount	276	217	543	282

Interest expense	$1,264	$381	$1,952	$554

11.	STOCKHOLDERS’ DEFICIT

Preferred Stock—At June 30, 2021 and December 31, 2020, convertible preferred stock consisted of the following:

	Shared Authorized	Shares Outstanding	Liquidation Preference	Carrying Amount
Series A	9,234,087	9,226,734	$18,844	$18,595
Series B	8,265,913	7,156,991	44,318	44,044

Total	17,500,000	16,383,725	$63,162	$62,639

Common Stock—

Common stock reserved for future issuance as of June 30, 2021 and December 31, 2020 consists of the following:

	June 30, 2021	December 31, 2020
	(unaudited)
Shares reserved for preferred stock outstanding	16,383,725	16,383,725
Shares reserved for Series A preferred stock warrant	7,353	7,353
Shares reserved for warrant to purchase common stock	61,612	61,612
Options issued and outstanding	8,379,760	8,497,693
Shares available for future option grants	386,150	6,648

Total	25,218,600	24,957,031

12.	STOCK-BASED COMPENSATION

In 2014, the Company adopted the Equity Incentive Plan (the “2014 Plan”) and in 2016, the Company adopted the 2016 Stock Plan (the “2016 Plan” and together with the 2014 Plan, the “Plans”). The Plans provide for the grant of incentive stock options to employees only and non-statutory stock options and restricted stock awards to employees, directors and consultants of the Company. The aggregate number of shares of common stock that may be issued under the Plans is 10,498,559, of which 386,150 are available as of June 30, 2021 for future grants.

On November 17, 2020, Robert Brown was granted the option to purchase 876,893 shares of AEye, Inc. Common Stock in accordance with the 2016 Plan subject to the vesting schedule set forth in the Notice of Grant of Stock Option. The options vest 25% on the first anniversary of the grant date, with the remaining vesting ratably over the next three years.

In January 2021, the Board approved an amendment and restatement of the 2016 Stock Plan to provide for the issuance of restricted stock units (RSU) under the Plan and increase the number of shares of common stock of the Company reserved for issuance pursuant to the Plan by 310,000 shares to a new total of 8,901,684. As of June 30, 2021, 467,697 restricted stock awards were granted.

The Board determines the terms of the awards, including the amount, fair market value and vesting provisions. Under the 2016 Plan, options to purchase common stock generally vest over four years with 25% vesting at the end of first year and the rest vesting monthly thereafter. RSU awards generally vest 25% on the first anniversary of the grant date with the remaining RSU awards vesting ratably over the next three years or they vest ratably over the four years. Under the 2014 Plan, the vesting period for options to purchase common stock range from immediate to four years. Under each plan, the options expire ten years from the date of grant.

On June 28, 2021, the Company entered into an Option Repurchase and Release Agreement to purchase 145,833 vested options for $1,500 from an executive awarded with these options under the Company’s 2016 Plan. The $1,500 consideration will be transferred following the closing of the first “Exit Event”, defined as any of the following: (a) the merger described in in the Merger Agreement and preliminary S-4 registration statement filed with the Securities and Exchange Commission on May 13, 2021; (b) a transaction whereby a special purpose acquisition company acquires equity interests of the Company; (c)a Change in Control (as defined in the 2016 Plan); or (d) the first firm commitment underwritten public offering pursuant to an effective registration statement on an established national or foreign securities exchange covering the offer and sale by the Company. As of June 30, 2021 no consideration has yet been transferred to the executive.

A summary of stock option activity related to the Plans for the six months ended June 30, 2021 is as follows:

	Outstanding Stock Options	Weighted Average Exercise Price	Weighted Average Contractual Life (Years)	Aggregate Intrinsic Value
Balance at December 31, 2020	8,497,693	$1.79	8.3	$112,548
Granted	—	—
Exercised	(49,265)	1.80
Forfeited	(345,306)	1.97
Expired	(46,060)	1.18

Balance at June 30, 2021 (unaudited)	8,057,062	$1.78	7.9	$255,464

Vested and expected to vest as of June 30, 2021 (unaudited)	8,057,062	$1.73	7.6	$234,165

Vested and exercisable as of June 30, 2021 (unaudited)	4,296,916	$1.36	6.6	$138,058

The aggregate intrinsic value is the difference between the current fair value of the underlying common stock and the exercise price for in-the-money stock options.

The total fair value of options vested during the six months ended June 30, 2021 was $1,568. The fair value of shares vested is calculated based on grant date fair value.

The following table summarizes the RSU award activity under the 2016 Plan:

	Common Stock	Weighted Average Grant date fair value
Unvested at December 31, 2020	—	—

Granted	467,697	$32.51
Vested	(33,615)	$32.60

Unvested at June 30, 2021 (unaudited)	434,082	$32.50

Stock-Based Compensation Expense —The following table summarizes stock-based compensation expense recorded in each component of operating expenses in the Company’s condensed consolidated statements of operations and comprehensive loss for the six months ended June 30, 2021 and 2020:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(unaudited)
Research and development	$776	$111	$1,397	$247
Sales and marketing	415	38	773	81
General and administrative	1429	114	2,060	215

Total stock-based compensation expense	$2,620	$263	$4,230	$543

The weighted-average grant date fair value of options granted during the six months ended June 30, 2021 and 2020 was $0 and $0.93 respectively.

As of June 30, 2021, the total unrecognized compensation expense to unvested options for the Brown Award and other options was $6,427 and $2,546 respectively, expected to be recognized over an estimated weighted average period of 2.60 years. The total unrecognized compensation expense for RSUs, net of estimated forfeitures, was $10,066 which is expected to be recognized over an estimated weighted average period of 3.40 years.

The Company estimates the fair value of stock-based awards on grant date using the Black-Scholes option-pricing model and assumptions discussed below. Each of these inputs are based on highly subjective assumptions and require significant judgment.

Fair Value of Common Stock— For the six months ended June 30, 2021, the Company estimates the fair value of the common stock underlying the stock option awards using the Probability Weighted Expected Return Method (PWERM). This

approach involves the estimation of future potential outcomes for the company, as well as values and probabilities associated with each respective potential outcome. The common stock per share value determined using this approach is ultimately based upon probability-weighted per share values resulting from the various future scenarios, which can include an IPO, merger or sale, dissolution, or continued operation as a private company.

For the six months ended June 30, 2021, the fair value of the common stock underlying the stock option awards was determined by the Board. Given the absence of a public trading market, the Board considered numerous objective and subjective factors to determine the fair value of the Common Stock at each meeting at which awards were approved. These factors included, but were not limited to (i) third-party valuations of common stock; (ii) the rights, preferences, and privileges of convertible preferred stock relative to common stock; (iii) the lack of marketability of common stock; (iv) stage and development of the Company’s business; (v) general economic conditions; and (vi) the likelihood of achieving a liquidity event, such as an initial public offering (“IPO”) or sale of the Company, given prevailing market conditions. To evaluate the fair value of the underlying shares for grants between two independent valuations and after the last independent valuation, a linear interpolation framework was used to evaluate the fair value of the underlying shares.

Volatility—Since the Company’s stock is not publicly traded, the expected volatilities are based on the historical and implied volatilities of similar companies whose stock or option prices are publicly available, after considering the industry, stage of life cycle, size, market capitalization, and financial leverage of the other companies.

Risk-Free Interest Rate—The risk-free interest rates are based on US Treasury yields in effect at the grant date for notes with comparable terms as the awards.

Expected Term—The expected term of options granted to employees is based on the expected life of the stock options, giving consideration to the contractual terms and vesting schedules.

Dividend Yield—The expected dividend-yield assumption is based on the Company’s current expectations about its anticipated dividend policy.

13.	REVENUE

Disaggregation of Revenue

The Company recognized the following revenues by geographic area based on the primary billing address of the customer and timing of transfer of goods or services to customers (point-in-time or over time), as it believes it best depicts how the nature, amount, timing and uncertainty of its revenue and cash flows are affected by economic factors. Total revenue based on the disaggregation criteria described above are as follows:

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
	(unaudited)
Revenue by primary geographical market:
United States	$154	$—	$387	$128
Germany	500	—	500	—
Other European countries	64	—	64	35
Asia	29	—	125	—

Total	$747	$—	$1,076	$163
Revenue by timing of recognition:
Recognized at a point in time	$720	$—	$1,033	$163
Recognized over time	27	—	43	—

Total	$747	$—	$1,076	$163

Contract Liabilities

Contract liabilities consist of deferred revenue and customer advance payments. Deferred revenue includes billings in excess of revenue recognized and is recognized as revenue when the Company performs under the contract. Customer advance payments represent required customer payments in advance of product shipments according to payment terms. Customer advance payments are recognized as revenue when control of the performance obligation is transferred to the customer. Contract liabilities consisted of the following as of June 30, 2021:

As of June 30, 2021
(unaudited)
Contract liabilities, current	$272
Contract liabilities, long-term	—

Total	$272

The following table shows the significant changes in contract liabilities balance as of June 30, 2021:

Beginning balance - April 1, 2021	$779
Revenue recognized that was included in the contract liabilities beginning balance	(527)
Increase due to cash received and performance obligations not yet satisfied during the period	20

Ending balance - June 30, 2021 (unaudited)	$272

Remaining Performance Obligations

Revenue allocated to remaining performance obligations represents the transaction price allocated to the performance obligations that are unsatisfied, or partially unsatisfied. It includes unearned revenue and amounts that will be invoiced and recognized as revenue in future periods and does not include contracts where the customer is not committed. The customer is not considered committed where they are able to terminate for convenience without payment of a substantive penalty under the contract. Additionally, as a practical expedient, the Company has not disclosed the value of unsatisfied performance obligations for contracts with an original expected length of one year or less. The deferred revenue balance represents the remaining performance obligations for contracts with an original duration of greater than one year.

For the three months ended June 30, 2021 the Company recognized $527 of revenue that was deferred as of March 31, 2021. The deferred revenue balance of $272 at June 30, 2021 is expected to be recognized over the next twelve months.

14.	INCOME TAXES

The Company did not record a provision or benefit for income taxes during the six months ended June 30, 2021 and 2020. The Company continues to maintain a full valuation allowance for its net U.S. federal and state deferred tax assets.

15.	COMMITMENTS AND CONTINGENCIES

The Company primarily leases offices, under noncancellable operating lease agreements that expire from 2022 to 2026. During 2019 the Company entered into a rental agreement for the Company’s headquarters in Dublin, California. Under the agreement the Company is provided an option to extend the lease term one time for a period of five years and the Company received leasehold improvement incentives of $3,845. The total amount of the leasehold improvement incentives are being amortized over the lease term.

The Company recognizes rent expense on a straight-line basis over the lease period. Rental expense is principally for leased office space and was $941 and $1,015 within the condensed consolidated statements of operations and comprehensive loss for the six months ended June 30, 2021 and 2020, respectively. Deferred rent liabilities, including deferred lease incentives, were $3,909 and $4,175 as of June 30, 2021 and December 31, 2020 within the condensed consolidated balance sheets.

Future minimum payments as of June 30, 2021 under the noncancellable operating leases are as follows:

Operating Leases
(unaudited)
Six months ended 2021	$1,143
Years ended:
2022	2,331
2023	2,342
2024	2,412
2025 and after	4,824

Total minimum lease payments	$13,052

On February 25, 2021, the Company entered into a non-binding memorandum of understanding with a leading global automotive electronics supplier and committed to pay the counterparty $3,800 under the arrangement as part of their joint development efforts. The payment is due on or after October 1, 2021. The arrangement between the parties is not binding until an agreement is signed by both parties detailing the terms and conditions of the agreement. At June 30, 2021, such an agreement has not yet been drafted or signed by both parties.

Contingencies—The Company may be subject to legal proceedings and claims that arise in the ordinary course of business. Management is not currently aware of any matters that will have a material effect on the financial position, results of operations, or cash flows of the Company.

16.	RELATED PARTIES

On February 25, 2021, the Company entered into a non-binding memorandum of understanding with a leading global automotive electronics supplier, which is also an existing investor. The Company would commit to pay the counterparty $3,800 under the arrangement as part of their joint development efforts. The payment is due on or after October 1, 2021 as disclosed in Note 15.

In July 2019, the Company entered into an agreement with an investor of the Company and major supplier to the automaker segment for a total transaction price of $1,500 to be received by the Company. Under the arrangement the Company agreed to cooperate on the R&D costs associated with bidding on a supply contract with a major automaker. The Company determined that there were two performance obligations associated with the promises under the arrangement, with one being specified R&D efforts and the other related to the delivery of samples and approvals. Further the Company determined that the transaction price associated with these two performance obligations should be allocated $1,000 to the R&D efforts and $500 to the delivery of samples and approvals. The Company determined that the performance obligation associated with the R&D efforts should be recognized over time given the customer simultaneously receives and consumes the benefits provided by the Company’s performance, and the performance obligation associated with the delivery of samples and approvals should be recognized at a point in time, as the over time criteria was not met. During 2019, the Company recognized revenue of $1,000 over time. Further, the Company recorded $500 within deferred revenue on the consolidated balance sheet at December 31, 2020 and 2019. For the three months ended June 30, 2021, the Company satisfied the performance obligation and recognized the $500.

Since November 2016, the Company has employed a sibling of Mr. Dussan, the Company’s President and Chief Technology Officer, who held the position of Sr. Manager of Human Resources in 2020 and as at June 30, 2021. In 2020 and as at June 30, 2021, Mr. Dussan’s sibling received total cash compensation of $115 and $58, respectively. In 2020 he was granted options to purchase 10 shares of common stock with an exercise price of $2.33 per share. For the six months ended June 30, 2021, Mr. Dussan’s sibling was granted 500 RSUs. In addition, he participates in all other benefits that the Company generally offers to all of its employees.

17.	NET LOSS PER SHARE

The following table sets forth the computations of net loss per share for the periods listed:

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
	(unaudited)
Numerator:
Net loss attributable to common shareholders	$(11,075)	$(7,502)	$(22,584)	$(13,717)
Denominator:
Weighted average common shares outstanding- Basic	10,884,301	11,316,842	10,868,166	11,304,295
Dilutive effect of potential common shares	—	—	—	—

Weighted average common shares outstanding- Diluted	10,884,301	11,316,842	10,868,166	11,304,295

Net loss per common share (basic and diluted)	$(1.02)	$(0.66)	$(2.08)	$(1.21)

Due to net losses for the three and six months ended June 30, 2021 and 2020, basic and diluted loss per share were the same, as the effect of all potentially dilutive securities would have been anti-dilutive. The following table sets forth the anti-dilutive common share equivalents for the periods listed:

	June 30, 2021	June 30, 2020
	(unaudited)
Warrants to purchase common stock	61,612	61,612
Warrants to purchase Series A preferred stock warrant	7,353	7,353
Options to purchase common stock	8,379,760	5,387,133
Conversion of Series A preferred stock	9,226,734	9,226,734
Conversion of Series B preferred stock	7,156,991	7,156,991
Conversion of convertible notes	5,886,180	1,502,385

Total	30,718,630	23,342,208

18.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through August 21, 2021.

Merger with CF Finance Acquisition Corp. III

On February 17, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CF Finance Acquisition Corp. III, a Delaware corporation (“CF III”) and Meliora Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and wholly-owned subsidiary of CF III.

On August 16, 2021, pursuant to the Merger Agreement, the business combination between CF III and the Company was affected through the merger of Merger Sub with and into AEye, Inc., with AEye, Inc. as the surviving company and wholly owned subsidiary of CF III.

Contemporaneously with the execution of the Merger Agreement on February 17, 2021, CF III entered into subscription agreements with certain investors to purchase an aggregate of 22,500,000 shares of Class A common stock (“PIPE Shares”) for an aggregate purchase price of $225,000 (“PIPE investment”).

Pursuant to the Merger Agreement, all outstanding principal and unpaid accrued interest of the 2020 Notes were converted to 5,584,308 Company preferred stock immediately prior to closing the transaction and subsequently converted to common stock of the newly combined entity.

As of August 21, 2021, the Company has received approximately $256,800, before expenses, from the transaction.

Other events

On July 2, 2021, the Company and certain investors entered into an Amendment to Convertible Equity Instruments (the “Amendment”) pursuant to the 2020 Notes dated February 26, 2020. The Amendment amends and restates the maturity date of each instrument to October 31, 2021.

As a result of the 2020 Notes maturity date amendment to October 31, 2021, the Company also satisfied the term loan maturity date extension associated with the Silicon Valley Bank financing facility. The Company met the following criteria in the SVB agreement associated with the financing facility: (a) the maturity dates for the 2020 Notes have been extended at least thirty (30) days after October 1, 2021; and (b) no Default or Event of Default exists. Hence, the term loan maturity date was extended from the earlier of August 1, 2021 or the close of a SPAC transaction, to October 26, 2021.

On August 20, 2021, the Company repaid the balance of the Silicon Valley Bank financing facility, including interest.